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                                                                   EXHIBIT 10.29

                        MANAGEMENT SUBCONTRACT AGREEMENT


         This MANAGEMENT SUBCONTRACT AGREEMENT (the "Agreement") is entered into as of November 1, 1996 between Integrated Physicians Management Co., LLC, a Nebraska limited liability corporation ("IPM") and Complete Wellness Centers, Inc., a Delaware corporation ("CWC").

         WHEREAS, IPM has executed management agreements with nine (9) chiropractic clinics (the "Clinics") and chiropractors (the "Participants"), collectively identified on Exhibit A, in order to establish an integrated facility on the premises of the Clinics capable of providing medical and chiropractic services.

         WHEREAS, IPM provides management services to professional corporations established (the PC's) in order to provide said integrated services and to Participants who have established integrated facilities with IPM's assistance.

         WHEREAS, CWC is qualified by experience to provide assistance to IPM in managing the PC's and providing management services to the Participants.

         WHEREAS, IPM wishes to engage CWC on an exclusive basis to provide management services to the PC's and Participants on IPM's behalf.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1)  CWC OBLIGATIONS

         a.      In General
                          IPM hereby retains CWC as the sole and exclusive
                 manager of the PC's or Participants, and CWC hereby accepts such assignment. CWC shall provide, to the reasonable satisfaction of IPM and in accordance with all applicable federal and state laws and regulations, such services as may be necessary or appropriate to meet the requirements to be provided by IPM as stipulated in the Integrated Facility Agreements between IPM and the Clinics and Participants as identified on Exhibit B, with the exception that CWC shall not be responsible for any Covered Costs as defined in said Integrated Facility Agreements.





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         b.      Operating Expenses
                          Except as set forth  herein, CWC shall not be
                 responsible for the payment of costs and expenses incurred in connection with the operations of the PC's except for the payment of three hundred dollars ($300) per month payable to Donald Janda, MD for services as the shareholder of Integrated Physicians of Nebraska, PC.

         c.      Management of other Integrated Facilities
                          IPM acknowledges and agrees that CWC is free to
                 provide management services to other integrated facilities.

2)  COMPENSATION

         a.      Submanagement Fee
                          For providing services described herein, CWC shall
                 earn a submanagement fee (the "Submanagement Fee") equal to:

                          One hundred percent (100%) of the collected revenues
                 IPM is entitled to receive pursuant to and during the term of the Integrated Facility Agreements minus a payment to IPM of twenty percent (20%) of said collected revenues (the "IPM Fee").

         b.      Payment of Fees
                          CWC shall be entitled to receive said renumeration
                 under the same terms and conditions as IPM is entitled to as specified in the Integrated Facility Agreements. The IPM Fee shall be payable by CWC monthly.

3)  TERM

The term of this Agreement shall commence on the date hereof, and unless earlier terminated as provided for in Section 4 or extended by mutual agreement shall end upon the termination of all Integrated Facility Agreements.

4)  TERMINATION

This Agreement may be terminated prior to the end of the term:

         A.      by a written agreement among IPM and CWC,
         B. by the IPM or CWC for Cause, where "Cause" shall mean breach of fiduciary duty or of the provisions of this Agreement, manifest incompetence, plain dereliction or neglect of duty persisted in after warning, or conviction of any felony or conduct involving moral turpitude by IPM or CWC.





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5)  INDEPENDENT CONTRACTOR

CWC is and shall remain an independent contractor at all times with respect to its performance hereunder, and shall have no right or authority to assume or create any obligation , express or implied, on behalf of IPM without the prior written consent of IPM as the case may be, in each instance. Nothing in this Agreement shall be construed as creating the relationship of employer and employee, master and servant, or principal and agent, nor that of partnership or joint venture.

6)  FEES AND EXPENSES

IPM and CWC shall pay their own costs incidental to the execution of the Agreement, including attorney's fees, accountants, etc.

7)  AMENDMENT

This Agreement may be amended only by the written agreement of IPM and CWC.

8)  SUCCESSORS AND ASSIGNS

IPM and CWC acknowledge and agree that this Agreement and its rights and interest hereunder may not be assigned, nor may its obligation and duties hereunder be delegated without the written consent of the Clinics and Participants.

9)  INDEMNIFICATIONS

IPM agrees to indemnify and hold CWC harmless from and against any and all claims, actions, damages and liabilities whatsoever, asserted by any person or entity against CWC, which claim, action, damage or liability results from or arises out of IPM's negligent or intentional failure to perform or abide by agreements or obligations created as a result of the performance of CWC under the terms of this Agreement. In addition, IPM agrees to indemnify and hold CWC harmless from and against any and all claims, actions, damages, and liabilities, including but not limited to legal proceedings, asserted by any party to the Integrated Facility Agreements, which claim, action, damage or liability results from or arises out of IPM's failure to secure written consents from said party(s) to the delegation of responsibilities pursuant to this Agreement.

CWC agrees to indemnify and hold harmless IPM from and against any and all claims, damages and liabilities whatsoever, asserted by any person or entity, resulting by reason of the intentional or unauthorized wrongful conduct of CWC.





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10)  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

11)  ENTIRE AGREEMENT

This Agreement supersedes any and all other agreements, either oral or written heretofore made with respect to the subject matter hereof.

12)  SEVERABILITY

Any provision of this Agreement which is found to be uneforceable in any jurisdiction, shall, as to such jurisdiction only, be ineffective to the extent of such uneforceability, without invalidating or otherwise affecting the remaining provisions hereof.

13)  COUNTERPARTS

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

14)  NOTICES

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to:

         A. CWC at the address shown above, or at such other address or addresses as CWC shall designate to IPM in accordance with this section.
                 or
         B. IPM at the address set forth on the above letterhead, or at such other address as the IPM shall designate to CWC in accordance with this section.

15)  PRONOUNS

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter form of nouns and pronouns shall include the plural and vice versa.

16)  MISCELLANEOUS

         A. No delay or omission by IPM or CWC in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or





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                 consent given by IPM or CWC on any one occasion shall be
                 effective only in that instance and shall not be construed as a bar or waiver of any right in any other occasion.

         B. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any or this Agreement.





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         IN WITNESS WHEREOF, IPM and CWC have executed this instrument, or caused its execution by a duly authorized officer, as of the day and year first above written.

         INTEGRATED PHYSICIANS MANAGEMENT CO., LLC

         By
           -----------------------------
           David J. Kats, DC
           Managing Member

         COMPLETE WELLNESS CENTERS, INC.

         By
           -----------------------------
           E. Eugene Sharer
           President and COO





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                                  EXHIBIT "A"

         Dr. Brian Brockman
         Ihle Chiropractic Clinic, PC
         2506 North 72nd St.
         Omaha, NE 68134
         (402) 397-3339 (ofc)
         (402) 399-9271 (fax)

         Dr. Gary Elsasser
         Elasser Chiropractic
         11906 "I" St.
         Omaha, NE 68137
         (402) 333-0352 (ofc)
         (402) 333-0731 (fax)

         Dr. Ritch Miller
         Downtown Chiropractic
         Health Center, PC
         2111 Douglas St.
         Omaha, NE 68102
         (402) 345-7500 (ofc)
         (402) 345-5228 (fax)

         Dr. James Rouse
         Rouse and Associates
         308 East Northland Ave.
         Appleton, WI 54911
         (414) 731-7113 (ofc)
         (414) 731-7118 (fax)

         Dr. Ray Roddan
         Procare Chiropractic Clinic
         1075 Brookwood Dr.
         Green Bay, WI 54304
         (414) 496-6000 (ofc)
         (414) 496-0998 (fax)

         Dr. Terry Shaw
         Quincy Back & Neck Care Center
         1114 Broadway
         Quincy, IL 62301
         (217) 224-3757 (ofc)
         (217) 224-5941 (fax)

         Dr. Lyle Koca
         Koca Chiropractic Clinic
         721 N. 120th St.
         Omaha, NE 68154
         (402) 496-4570 (ofc)
         (402) 496-0062 (fax)

         Dr. Jeff Clark
         Clark Chiropractic Clinic
         10041 Maple St., Ste. B
         Omaha, NE 68134
         (402) 393-0566 (ofc)
         (402) 393-6261 (fax)

         Dr. Chandler George
         Family Chiropractic Clinic
         215 SE 17th Ave.
         Mineral Wells, TX 76067
         (817) 328-1244 (ofc)
         (817) 325-4291 (fax)





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                                  EXHIBIT "B"





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